UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2004

ActivCard Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	45-0485038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.01 Entry Into a Material Definitive Agreement.

On November 5, 2004, the Board of Directors of ActivCard Corp. (the “Company”) issued Restricted Stock Units (“RSUs”) to each of the Company’s executive officers pursuant to the Company’s 2004 Equity Incentive Plan and pursuant to a Restricted Stock Unit Grant Agreement (the “Agreement”). The Agreement provides that the Company will issue to each RSU holder a fixed number of shares of Company common stock pursuant to a three-year vesting schedule set forth in the Agreement. The details of each RSU grant are set forth in Statement of Changes of Beneficial Ownership on Form 4, filed by each RSU holder with the Securities and Exchange Commission.

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2004, the Company issued a press release announcing its results of operations for the three and nine months ended September 30, 2004. A copy of this press release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and Exhibit 99.1 is furnished and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 11, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivCard Corp.
(Registrant)

Date: November 12, 2004	/s/ Ragu Bhargava
Ragu Bhargava
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated November 11, 2004